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                                                                    Exhibit 21

                           SUBSIDIARIES OF NETSCOUT
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

NAME                                               JURISDICTION OF INCORPORATION

NetScout Systems Security Corporation                Massachusetts
NetScout Systems Canada Inc.                         Ontario, Canada
NetScout Systems Foreign Sales Corporation           Barbados
NetScout Systems (UK) Limited                        England and Wales
NetScout Service Level Corporation                   Delaware
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